             -------------------------------------------------------

             THIS PROXY FORM IS SOLICITED BY THE BOARD OF DIRECTORS

             -------------------------------------------------------

                                 THE SABINA BANK
                                  Sabina, Ohio

                 PROXY FORM FOR SPECIAL MEETING FOR SHAREHOLDERS
                 -----------------------------------------------

                (Please Mark, Sign, Date and Return Immediately)

     The undersigned shareholder of The Sabina Bank (the "Company") hereby appoints Harold E. Hite, Billy V. Lieurance and Garry W. Priest, or any one of them (with full power to act alone), my proxies, with full power of substitution, to represent me and vote all of the Common Shares of the Company held of record by me or which I am otherwise entitled to vote, at the close of business on August __, 1997, at the Special Meeting of the Company's shareholders to be held at the main office of The Sabina Bank, 135 N. Howard Street, Sabina, Ohio, at ____ __.m. local time on September __, 1997 and at adjournments of that meeting, with all the powers I would possess if personally present, as follows:

     1. MERGER. A proposal to adopt an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of PFBI Interim Bank, a wholly owned subsidiary of Premier Financial Bancorp, Inc., into the Company, as more fully described in the accompanying Notice of Special Meeting and Proxy Statement/Prospectus.

     FOR                      AGAINST                       ABSTAIN
          -----                         -----                         ----

     The Board of Directors recommends a vote "FOR" Item 1.

     2. OTHER BUSINESS. In their discretion, the proxies are authorized to vote on such other matters as may properly be brought before the Special Meeting or any adjournments thereof. (The Board of Directors does not know of any such other matters.)

                           [SIGN AND DATE ON THE BACK]

                                 [REVERSE SIDE]

     This proxy is solicited by the Board of Directors and will be voted as specified in accordance with the accompanying Proxy Statement/Prospectus. If no instruction is indicated, then the above-named proxies or any of them will vote the shares represented hereby "FOR" approval of Item 1 and IN ACCORDANCE WITH THEIR DISCRETION on any other business that may properly come before the Special Meeting.

     Please mark, sign and date this proxy form and return it immediately in the enclosed envelope.


Dated:               , 1997
       -------------                    -----------------------------------
                                        Signature

No. of Shares
               ---------

                                        -----------------------------------
                                        Additional signature, if necessary

                                        All joint owners should sign.  When
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such.  If a
                                        corporation, please sign in full
                                        corporate name by president or other
                                        authorized officer.  If a partnership,
                                        please sign in partnership name by
                                        authorized person.